UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corgi ETF Trust I

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Bush Street, Suite 500 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Corgi Growth & Technology 15% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-1948642
Corgi U.S. Equities 10% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-1948704
Corgi U.S. Equities 15% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-1948734
Corgi Growth & Technology 10% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2088668
Corgi Emerging Markets Equities 15% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2122206
Corgi International Developed Equities 15% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2244612
Corgi U.S. Equities 100% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2295574
Corgi U.S. Equities 30% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2295617
Corgi U.S. Small-Cap 15% Structured Buffer ETF - August Series	Cboe BZX Exchange, Inc.	42-2304892

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289838 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is incorporated herein by reference to Post-Effective Amendment Nos. 21 and 22, filed with the Securities and Exchange Commission on April 29, 2026, to the Corgi ETF Trust I (the “Registrant”) registration statement on Form N-1A (File Nos. 333-289838; 811-24117) for each of the funds set forth therein, shares of beneficial interest, no par value per share. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to the Registrant’s Post-Effective Amendment on Form N-1A, filed April 29, 2026 (File Nos. 333-289838; 811-24117), Accession No. 0002078265-26-000058, Exhibit (a)(iii).

2.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of San Francisco and the State of California.

Corgi ETF Trust I
(Registrant)

Date:	July 29, 2026
By:	/s/ Emily Z. Yuan
Name:	Emily Z. Yuan
Title:	President and Principal Executive Officer